UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 15, 2023

Stronghold Digital Mining, Inc.
(Exact Name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-40931	86-2759890
(Commission File Number)	(IRS Employer Identification No.)

595 Madison Avenue, 28th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 967-5294
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SDIG	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modifications to Rights of Security Holders.

On May 15, 2023, Stronghold Digital Mining, Inc. (the “Company”) filed a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of State of Delaware to effect a 1-for-10 reverse stock split of the shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A common stock”) and the Company’s Class V common stock, par value $0.0001 per share (the “Class V common stock” and, together with the Class A common stock, the “Common Stock”), effective as of 5:00 p.m. Eastern time (the “Effective Time”) on May 15, 2023 (the “Reverse Stock Split”). The Class A common stock began trading on a Reverse Stock Split-adjusted basis on The Nasdaq Global Market (“Nasdaq”) on May 16, 2023. The trading symbol for the Class A common stock will remain “SDIG.” The new CUSIP number for the Class A common stock following the Reverse Stock Split is 86337R202.

As previously reported, on January 9, 2023, stockholders holding a majority of the Company’s then issued and outstanding Common Stock entitled to vote on such matters took action by written consent to authorize the Company’s board of directors (the “Board”) to effect a reverse stock split in its discretion with a ratio in a range from and including one-for-two (1:2) up through one-for-ten (1:10) at any time on or before June 30, 2023. On May 12, 2023, the Board approved a 1-for-10 reverse stock split ratio and the filing of the Certificate of Amendment to effect the Reverse Stock Split at the Effective Time.

At the Effective Time, every 10 shares of issued and outstanding Class A common stock and Class V common stock were automatically combined into one issued and outstanding share of Class A common stock or Class V common stock, as applicable, without any change in the par value per share. Any fractional shares that would otherwise have resulted from the Reverse Stock Split were rounded up to the next whole number. The Reverse Stock Split reduced the number of shares of Common Stock outstanding from 53,002,750 shares of Class A common stock and 26,057,600 shares of Class V common stock to approximately 5,300,275 shares of Class A common stock and 2,605,760 shares of Class V common stock, respectively, subject to adjustment for the rounding up of fractional shares. The Reverse Stock Split did not change the number of authorized shares under the Certificate of Incorporation, which continues to consist of 338,000,000 shares, of which 50,000,000 shares are designated as preferred stock and 288,000,000 shares are designated as Common Stock. The Reverse Stock Split also did not affect the number of shares of issued and outstanding preferred stock, par value $0.0001 per share, designated as “Series C Preferred Stock”; however, the conversion rights of the Series C Preferred Stock into Class A common stock have been automatically and proportionately adjusted in relation to the Reverse Stock Split.

At the Effective Time, all outstanding options, restricted stock unit awards, warrants, convertible preferred stock and other securities entitling their holders to purchase or otherwise receive shares of Common Stock were adjusted as a result of the Reverse Stock Split, pursuant to their respective terms or as otherwise specified by the Board.

The Reverse Stock Split affected all stockholders uniformly and did not alter any stockholder’s percentage interest in the Company’s equity (other than as a result of the rounding up of fractional shares).  Shortly following the Effective Time, stockholders of record will be receiving information from American Stock Transfer & Trust Company, LLC, the Company’s transfer agent, regarding their stock ownership following the Reverse Stock Split. Stockholders who hold their shares in brokerage accounts or in “street name” are not required to take any action in connection with the Reverse Stock Split. Their accounts will be automatically adjusted to reflect the number of shares owned.

The information set forth in this Item 3.03 is qualified in its entirety by reference to the complete text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required by this Item 5.03, the disclosure set forth under Item 3.03 above is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On May 15, 2023, the Company issued a press release announcing the Reverse Stock Split. A copy of that press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Information

Adjustment to Equity Plans and Awards

At the Effective Time, the aggregate number of shares of Common Stock issuable under each of the Company’s Omnibus Incentive Plan and 2021 Long Term Incentive Plan (together, the “Plans”) was ratably adjusted to reflect the Reverse Stock Split. The number of shares of Common Stock issuable pursuant to equity and equity-based awards outstanding under the Plans were also ratably adjusted at the Effective Time to reflect the Reverse Stock Split.

Unaudited Pro Forma Financials

The Company previously filed certain historical and unaudited pro forma condensed consolidated financial information in accordance with Article 11 of Regulation S-X in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 5, 2023 (the “May 2023 Form 8-K”).

This Current Report on Form 8-K is being filed to provide updated unaudited pro forma condensed consolidated financial information of the Company for the three months ended March 31, 2023 (the “Updated Pro Forma Financial Information”). Refer to Exhibit 99.2 to the May 2023 Form 8-K for the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2022, which remains unchanged. The Updated Pro Forma Financial Information updates and supplements the unaudited pro forma condensed consolidated financial information of the Company and related disclosures contained in Exhibit 99.2 to the May 2023 Form 8-K. To the extent that information in this Current Report on Form 8-K differs from or updates information contained in the May 2023 Form 8-K, or in any other of the Company’s filings with the SEC, the information in this Current Report on Form 8-K shall supersede or supplement the information in such filing. For more information about the transaction described in Exhibit 99.2 hereto (the “Transaction”), please refer to the Quarterly Report on Form 10-Q for the period ended March 31, 2023, filed by the Company on May 12, 2023, and the May 2023 Form 8-K.

The Updated Pro Forma Financial Information included in this Current Report on Form 8-K has been presented for informational purposes only. It does not purport to represent the actual results of operations that the Company would have achieved had the Transaction occurred on January 1, 2023, and is not intended to project the future results of operations that the Company may achieve as a result of the Transaction.

Unaudited Selected Financial Data

This Current Report on Form 8-K is also being filed to provide updated selected financial data of the Company for the years ended December 31, 2022, and 2021, and for the three months ended March 31, 2023, and 2022, as adjusted for the Reverse Stock Split (the “Updated Selected Financial Data”). The Updated Selected Financial Data updates and supplements the Company’s audited consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on April 3, 2023, and the Company’s unaudited condensed consolidated financial statements included in its Quarterly Report on Form 10-Q for the period ended March 31, 2023, filed with the SEC on May 12, 2023. The Updated Selected Financial Data and does not modify or update the disclosures in such reports, other than as indicated to reflect Reverse Stock Split, and should be read in conjunction with such reports.  The information contained in Exhibit 99.3 to this Current Report on Form 8-K is incorporated herein by reference. The Updated Selected Financial Data included in this Current Report on Form 8-K has been presented for informational purposes only.

Item 9.01	Financial Statements and Exhibits

(b)  Pro Forma Financial Information.

The following unaudited pro forma condensed consolidated financial information of the Company is attached as Exhibit 99.2 hereto:

•	Unaudited pro forma condensed consolidated balance sheet as of March 31, 2023; and

•	Unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2023.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation

99.1*	Press release dated May 15, 2023

99.2	Unaudited pro forma condensed consolidated financial information of the Company for the three months ended March 31, 2023

99.3	Unaudited selected financial data of the Company for the years ended December 31, 2022, and 2021, and for the three months ended March 31, 2023, and 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRONGHOLD DIGITAL MINING, INC.

Date: May 19, 2023	By:	/s/ Gregory A. Beard
	Name:	Gregory A. Beard
	Title:	Chief Executive Officer and Chairman